EXHIBIT 1

POWER OF ATTORNEY

Know all by these present, that the undersigned hereby makes, constitutes and appoints each of Bruce Byrnes, Vandy Fitzpatrick, Richard Kefford, David Pelsue, Jay Green, Stephanie Cannon, and Andrea Connell, each with full power of substitution of any other member of the legal department of the Company (as defined below) designated by the Company’s Chief Legal Officer, as the undersigned's true and lawful attorney-in-fact to:
(1)
prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 or Section 16 of the Securities Exchange Act of 1934, Rule 144 under the Securities Act of 1933 ("Rule 144"), or any rule or regulation of the SEC;

(2)
serve as an account administrator for the undersigned's account in the SEC's enhanced Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR Next"), which includes, among other things, the power to: (i) appoint and remove account administrators, users, technical administrators and delegated entities; (ii) submit, or cause a person or entity so appointed to submit, filings through the EDGAR Next system on behalf of the undersigned; (iii) manage the undersigned's EDGAR access codes; and (iv) modify and annually confirm the information in the undersigned's EDGAR Next account;

(3)
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Accelerant Holdings, a Cayman Islands exempted company (the "Company"), any and all reports on Form 3, Form 4, Form 5, Schedule 13D, Schedule 13G, or Form 144, or any successor reports, or any amendment or amendments thereto, with respect to the any security of the Company; and

(4)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Schedule 13D or 13G, or Form 144, including any successor reports, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution as set forth herein or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the Securities Exchange Act of 1934 or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports with the SEC with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of September, 2025.

/s/ Jeff Radke
Signature

Jeff Radke
Print Name